Exhibit 99.1

Smartkem Reports Second Quarter 2025 Financial Results

Manchester, England – Tuesday, August 12, 2025 – Smartkem (Nasdaq: SMTK), which is seeking to change the world of electronics with a new class of transistor technology, today provides a business update and reports its financial results for the three and six months ended June 30, 2025.

Second quarter 2025 and recent highlights included:

•	Introducing a 12.3-inch MicroLED Smart Backlight demonstration targeting next-generation automotive LCD displays.
•	Signing a preliminary joint development agreement with Manz Asia to co-develop inkjet dielectric inks for advanced chip packaging.
•	Forming a collaboration with Manz Asia to showcase inkjet-printed dielectric solutions for AI chip packaging at SEMICON Southeast Asia.
•	Securing a new UK patent for a MicroLED manufacturing process that enables wafer reuse and supports its expanding IP portfolio.
•	Presenting and exhibiting Smarkem’s MicroLED technologies at Display Week 2025, with CEO Ian Jenks speaking on commercialization opportunities.

Second Quarter 2025 Financial Highlights:

•	Cash and cash equivalents were $1.2 million as of June 30, 2025, compared to $7.1 million as of December 31, 2024. The company believes the cash balance at June 30, 2025 will be sufficient to fund operations through September 30, 2025.
•	Revenue was $32 thousand for the three months ended June 30, 2025, compared to $40 thousand for the same period of 2024, primarily as a result of sales of OTFT backplanes and TRUFLEX® materials for customer assessment and development purposes.
•	Operating expenses were $4.7 million for the three months ended June 30, 2025, compared to $3.0 million for the same period of 2024. The increase in operating expenses in Q2 2025 was due to a $1.5 million increase in R&D expenses primarily resulting from a $0.8 million increase in costs in the second quarter of 2025 pursuant to the terms of the extension of the CPI Framework agreement and higher personnel expenses as well as $0.6 million higher G&A expenses related to professional services, including $0.3 million in non-cash expenses.
•	Loss from operations was $4.4 million for the three months ending June 30, 2025, compared to $2.8 million for the same period of 2024.

About Smartkem

Smartkem is seeking to change the world of electronics with a new class of transistors developed using its proprietary advanced semiconductor materials. Our TRUFLEX® semiconductor polymers enable low temperature printing processes that are compatible with existing manufacturing infrastructure to deliver low-cost, high-performance displays. Our semiconductor platform can be used in a range of display technologies including MicroLED, LCD and AMOLED, as well as in applications in advanced computer and AI chip packaging, sensors, and logic.

Smartkem Ltd

Manchester Technology Center, Hexagon Tower,

Delaunays Road, Blackley, Manchester, M9 8GQ UK

+44 (0) 161 721 1514

enquiries@smartkem.com

Smartkem designs and develops its materials at its research and development facility in Manchester, UK and provides prototyping services at the Centre for Process Innovation (CPI) in Sedgefield, UK. It operates a field application office in Hsinchu, Taiwan, close to collaboration partner, The Industrial Technology Research Institute (ITRI). Smartkem is developing a commercial-scale production process and Electronic Design Automation (EDA) tools to demonstrate the commercial viability of manufacturing a new generation of displays using its materials.

The company has an extensive IP portfolio including 140 granted patents across 17 patent families, 14 pending patents and 40 codified trade secrets.

For more information, visit our website or follow us on LinkedIn.

Forward-Looking Statements

All statements in this press release that are not historical are forward-looking statements, including, among other things, its market position and market opportunity, expectations and plans as to its product development, manufacturing and sales, and relations with its partners and investors. These statements are not historical facts but rather are based on Smartkem, Inc.'s current expectations, estimates, and projections regarding its business, operations and other similar or related factors. Words such as "may," "will," "could," "would," "should," "anticipate," "predict," "potential," "continue," "expect," "intend," "plan," "project," "believe," "estimate," and other similar or elated expressions are used to identify these forward-looking statements, although not all forward-looking statements contain these words. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties, and assumptions that are difficult or impossible to predict and, in some cases, beyond the Company's control. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to revise or update information in this release to reflect events or circumstances in the future, even if new information becomes available.

Contacts:

Selena Kirkwood
Head of Communications for Smartkem

T : +44 (0) 7971 460 364
s.kirkwood@smartkem.com

U.S. Investors

David Barnard, CFA

Alliance Advisors Investor Relations

T: 1 415 433 3777

dbarnard@allianceadvisors.com

Smartkem Ltd

Manchester Technology Center, Hexagon Tower,

Delaunays Road, Blackley, Manchester, M9 8GQ UK

+44 (0) 161 721 1514

enquiries@smartkem.com

SMARTKEM, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(Unaudited)

(in thousands, except number of shares and per share data)

	June 30,	December 31,
	2025	2024
Assets
Current assets
Cash and cash equivalents	$1,152	$7,141
Research and development tax credit receivable	842	519
Prepaid expenses and other current assets	1,436	849
Total current assets	3,430	8,509
Property, plant and equipment, net	174	269
Right-of-use assets, net	678	120
Other assets, non-current	—	6
Total assets	$4,282	$8,904

Liabilities and stockholders’ (deficit) / equity
Current liabilities
Accounts payable and accrued expenses	$3,071	$1,791
Lease liabilities, current	243	47
Other current liabilities	674	450
Total current liabilities	3,988	2,288
Lease liabilities, non-current	421	25
Total liabilities	4,409	2,313

Contingencies (Note 7)	—	—

Stockholders’ (deficit) / equity:
Preferred stock, par value $0.0001 per share, 10,000,000 shares authorized, 0 and 856 shares issued and outstanding, at June 30, 2025 and December 31, 2024, respectively	—	—
Common stock, par value $0.0001 per share, 300,000,000 shares authorized, 4,441,165 and 3,590,217 shares issued and outstanding, at June 30, 2025 and December 31, 2024, respectively	—	—
Additional paid-in capital	123,201	122,316
Accumulated other comprehensive loss	(4,174)	(1,105)
Accumulated deficit	(119,154)	(114,620)
Total stockholders' (deficit) / equity	(127)	6,591
Total liabilities and stockholders’ (deficit) / equity	$4,282	$8,904

Smartkem Ltd

Manchester Technology Center, Hexagon Tower,

Delaunays Road, Blackley, Manchester, M9 8GQ UK

+44 (0) 161 721 1514

enquiries@smartkem.com

SMARTKEM, INC. AND SUBSIDIARIES

Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

(in thousands, except number of shares and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenue	$32	$40	$55	$40
Cost of revenue	28	32	29	32
Gross profit	4	8	26	8

Other operating income	279	236	530	438

Operating expenses
Research and development	2,426	1,158	3,923	2,434
General and administrative	2,360	1,844	4,369	3,206
(Gain) / loss on foreign currency transactions	(131)	19	(226)	32
Total operating expenses	4,655	3,021	8,066	5,672

Loss from operations	(4,372)	(2,777)	(7,510)	(5,226)

Non-operating income / (expense)
Gain / (loss) on foreign currency transactions	1,970	(243)	2,939	(249)
Change in fair value of the warrant liability	—	(81)	—	672
Interest income / (expense)	3	3	13	9
Total non-operating income / (expense)	1,973	(321)	2,952	432

Loss before income taxes	(2,399)	(3,098)	(4,558)	(4,794)
Income tax refund / (expense)	(1)	(1)	24	(1)
Net loss	$(2,400)	$(3,099)	$(4,534)	$(4,795)
Preferred stock deemed dividends	—	—	—	(7,094)
Net loss attributed to common stockholders	$(2,400)	$(3,099)	$(4,534)	$(11,889)

Weighted average shares outstanding - basic and diluted	8,070,836	3,157,334	7,364,145	2,946,354

Common share data:
Basic net loss per common share	$(0.30)	$(0.98)	$(0.62)	$(1.63)
Diluted net loss per common share	(0.30)	(0.98)	(0.62)	(4.04)
Dividend per common share	—	—	—	(2.41)

Net loss	$(2,400)	$(3,099)	$(4,534)	$(4,795)
Other comprehensive loss:
Foreign currency translation	(2,064)	174	(3,069)	156
Total comprehensive loss	$(4,464)	$(2,925)	$(7,603)	$(4,639)

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Smartkem Ltd

Manchester Technology Center, Hexagon Tower,

Delaunays Road, Blackley, Manchester, M9 8GQ UK

+44 (0) 161 721 1514

enquiries@smartkem.com